Exhibit 99.2

Terran Orbital Announces Pricing of $32.5 Million Public Offering

BOCA RATON, Fla., Sept. 18, 2023--(BUSINESS WIRE)-- Terran Orbital Corporation (NYSE: LLAP) (“Terran Orbital” or the “Company”), a global leader in satellite-based solutions primarily serving the aerospace and defense industries, today announced the pricing of its previously announced public offering of 23,214,290 shares of its common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to 23,214,290 shares of common stock, at a combined public offering price of $1.40 per share (or common stock equivalent in lieu thereof) and accompanying warrant. The warrants have an exercise price of $1.50 per share, are immediately exercisable and will expire five years following the date of issuance. The offering is expected to close on or about September 21, 2023, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering to the Company are expected to be approximately $32.5 million, before deducting placement agent’s fees and other offering expenses payable by the Company. Terran Orbital expects to use the net proceeds of the offering for general corporate purposes, including capital expenditures, working capital, research and development, and general and administrative expenses, and maintenance of the liquidity covenant in the Company’s debt documents.

The securities described above are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-271093) that was declared effective by the Securities and Exchange Commission (the “SEC”) on April 18, 2023. The offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of the shelf registration statement. A final prospectus supplement related to the offering will be filed with the SEC and may be obtained, when available, on the SEC’s website, located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, from H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 865-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Terran Orbital

Terran Orbital Corporation is a leading manufacturer of satellite products primarily serving the aerospace and defense industries. Terran Orbital provides end-to-end satellite solutions by combining satellite design, production, launch planning, mission operations, and on-orbit support to meet the needs of the most demanding military, civil, and commercial customers. Learn more at www.terranorbital.com.

Forward-Looking Statements

This press release contains “forward-looking statements” for purposes of the federal securities laws. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are typically identified by such words as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “expect” “may,” “might,” “possible,” “potential,” “predict,” “will,” “should,” “would” and “could” and other similar words and expressions. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different including, but not limited to: the consummation of the offering, the satisfaction of the closing conditions of the offering, the use of net proceeds of the offering, local, national and global conditions impacting the capital markets and the market for our securities; the general volatility of the capital markets; our ability to finance our operations, research and development activities and capital expenditures; expectations regarding our strategies and future financial performance, including our future business plans or objectives, anticipated cost, timing and level of deployment of satellites, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, retention and expansion of our customer base, product and service offerings, pricing, marketing plans, operating expenses, market trends, revenues, margins, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives; the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional opportunities; anticipated timing, cost, financing and development of our satellite manufacturing capabilities; prospective performance and commercial opportunities and competitors; our expansion plans and opportunities; our ability to finance and invest in growth initiatives; geopolitical risk and changes in applicable laws or regulations; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; the possibility that the COVID-19 pandemic, or another major disease, natural disaster, or threat to the physical security of our facilities or employees disrupts our business; our ability to achieve profitability and meet expectations regarding cash flow from operations and investments; our leverage and our ability to service cash debt payments and comply with debt maintenance covenants, including meeting minimum liquidity and operating profit covenants; our ability to access invested cash or cash equivalents upon failure of any financial institutions we bank with; limited access, or access on unfavorable terms, to equity and debt capital markets and other funding sources that will be needed to fund operations and make investments; litigation and regulatory enforcement, including the diversion of management time and attention and the additional costs and demands on our resources; and the other risks disclosed in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including in our Annual Report on Form 10-K filed with the SEC on March 23, 2023, our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2023 and the preliminary prospectus supplement filed with the SEC on September 18, 2023 related to our Registration Statement on Form S-3 (File No. 333-271093), which was declared effective by the SEC on April 18, 2023.

These forward-looking statements are based on management’s current expectations, plans, forecasts, assumptions, and beliefs concerning future developments and their potential effects. There can be no assurance that the future developments affecting us will be those that we have anticipated, and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. New risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risks. The forward-looking statements contained in this press release are made as of the date of this press release, and we do not assume any obligation to, and we do not intend to, update any forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Investor Relations Contact

ir@terranorbital.com

949-202-8476

Public Relations Contact

pr@terranorbital.com

949-508-8484